EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Segment Revenues:
Network Solutions	$94,018	$121,043	$359,007	$341,359
Services & Support	20,074	19,292	55,267	47,830
Total	$114,092	$140,335	$414,274	$389,189

Category Revenues:
Access & Aggregation	$65,114	$91,901	$274,313	$258,323
Subscriber Solutions & Experience	42,476	38,552	119,731	103,213
Traditional & Other Products	6,502	9,882	20,230	27,653
Total	$114,092	$140,335	$414,274	$389,189

Sales by Geographic Region:
United States	$83,144	$83,730	$230,960	$214,039
International	30,948	56,605	183,314	175,150
Total	$114,092	$140,335	$414,274	$389,189